Exhibit 99.1



Contact:
Lilly Donohue
Investor Relations
212-798-6118

            Global Signal Inc. Announces First Quarter 2005 Results

-------------------------------------------------------------------------------

First Quarter 2005 Highlights

   o  Net income of $3.9 million, or $0.07 per diluted common share

   o Adjusted EBITDA increased 37.5% from the first quarter of 2004 to $31.4 million, or $0.58 per diluted common share

   o Adjusted FFO increased 32.5% from the first quarter of 2004 to $21.4 million, or $0.40 per diluted common share

   o Entered into an agreement to lease or operate over 6,600 towers from Sprint for 32 years for an upfront payment of approximately $1.2 billion

   o Since the beginning of 2005, acquired or entered into definitive agreements to acquire 438 wireless communications sites for a total purchase price of approximately $131.6 million, including estimated fees and expenses



Sarasota, Fla., May 2 - Global Signal Inc. (NYSE: GSL) today reported net income for the quarter ended March 31, 2005 of $3.9 million, or a total of $0.07 per diluted common share, compared with a net loss of $6.6 million, or $(0.16) per diluted common share for the first quarter of 2004.

For the quarter ended March 31, 2005, Adjusted EBITDA (net income before interest, income tax, depreciation, amortization and accretion, non-cash stock-based compensation expense and loss on early extinguishment of debt) increased 37.5% to $31.4 million, or $0.58 per diluted common share, from our Adjusted EBITDA for the first quarter of 2004 of $22.9 million, or $0.51 per diluted common share. On a sequential basis, the first quarter 2005 Adjusted EBITDA was up 6.6% from our fourth quarter 2004 Adjusted EBITDA of $29.5 million, or $0.55 per diluted common share.

Adjusted FFO for the quarter ended March 31, 2005 increased 32.5% to $21.4 million, or $0.40 per diluted common share, from our Adjusted FFO for the first quarter of 2004 of $16.1 million, or $0.36 per diluted common share. On a sequential basis, the first quarter 2005 Adjusted FFO was up 4.1% from our fourth quarter 2004 Adjusted FFO of $20.5 million, or $0.38 per diluted common share.

For the quarter ended March 31, 2005, we paid a dividend of $0.40 per share of common stock. This represented a 28% increase over the dividend per share we paid with respect to the first quarter of 2004 of $0.3125 per share of common stock.


Investment Activity

Since the beginning of 2005 through April 26, 2005, we have acquired or entered into definitive agreements to acquire 438 towers and communications sites for an aggregate purchase price of $131.6 million, including estimated fees and expenses. Additionally, as of April 26, 2005, we had signed non-binding letters of intent to purchase an additional 36 towers for approximately $19.6 million, including estimated fees and expenses. These communications sites generate a substantial amount of their revenue from wireless telephony and investment-grade tenants, and we believe they are located in high-growth areas.

On February 14, 2005, we signed a definitive agreement with Sprint Corporation and certain of its subsidiaries ("Sprint") pursuant to which we agreed to lease or, if certain consents are not obtained, operate for a period of 32 years, more than 6,600 wireless communication sites and the related towers and assets, for which we will make a one-time upfront payment of approximately $1.2 billion as prepaid rent, subject to certain conditions and adjustments. We expect to close the Sprint transaction toward the end of the second quarter of 2005. For a more complete description of the Sprint transaction, see our Current Report on Form 8-K filed with the SEC on February 17, 2005.

As of March 31, 2005, we owned or managed over 4,100 wireless communications sites, which generated over 52% of their revenues, for the quarter ended March 31, 2005, from wireless telephony tenants. After the closing of the Sprint transaction and the closing of the acquisitions of communications sites presently under definitive purchase agreements, we will own, lease or manage over 11,000 wireless communications towers and other communications sites and will be the third largest operator of wireless communications towers in the United States. In addition, pro forma for the Sprint transaction and closing of the communications sites presently under definitive purchase agreements, the percentage of our revenue from wireless telephony and investment grade tenants as of December 2004, would have been approximately 80%.

Financing Markets Activity

As of April 25, 2005, we closed on a $200.0 million acquisition credit facility to provide funding for the acquisition of additional communications sites. Borrowings under the acquisition credit facility are limited based on a borrowing base and will bear interest at floating rates which we have hedged. This acquisition credit facility also requires us to pay an origination fee and in some situations an exit fee. For a more complete description of the acquisition credit facility, see our Current Report on Form 8-K filed with the SEC on April 28, 2005.

Business Strategy

Our business strategy is to grow our dividend, Adjusted EBITDA and Adjusted FFO by:

         (1)  organically adding additional tenants to our towers;
         (2) acquiring towers with existing telephony tenants in locations where we believe there are opportunities for organic growth; and
         (3) financing these newly acquired towers on a long-term basis using equity combined with low-cost fixed-rate debt obtained through the issuance of mortgage-backed securities.

Conference Call

Management will conduct a conference call on May 2, 2005 to review the financial results for the three months ended March 31, 2005. The conference call is scheduled for 5:30 P.M. eastern time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing (877) 616-4483 ten minutes prior to the scheduled start and referencing the "Global Signal First Quarter 2005 Earnings Call." International callers should dial (706) 634-7416.

A web cast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the Internet broadcast. A replay of the web cast will be available for seven days following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. eastern standard time on May 7, 2005 by dialing
(800) 642-1687 or (706) 645-9291; please reference access code "5901322."

About Global Signal

Global Signal owns or manages over 4,100 wireless communications towers and other communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit www.gsignal.com.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to our ability to deploy capital, close accretive acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, close the Sprint transaction, close on the financings or equity issuances related to the Sprint transaction, come to favorable resolution on the timing and the terms of any renewal or extension of the Arch Lease, anticipate, manage and address industry trends and their effect on our business as well as the rate and timing of the deployment of new radio communications systems and equipment by governmental customers; whether our current or prospective tenants who are analog television broadcasters install new equipment at our sites; whether we successfully address other future technological changes in the wireless industry, pay and grow dividends, generate growth organically or through acquisitions, secure financing and increase revenues, earnings, Adjusted EBITDA and/or Adjusted FFO (or AFFO) and add telephony tenants; and statements relating to the final cost of the Sprint transaction (including fees and expenses), and how the proceeds of future financings will be used. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue" or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, failure to close the Sprint transaction, failure to successfully and efficiently integrate the Sprint transaction into our operations, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry and changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, the renewal of the Arch Lease, the terms of our leases, integration of new software systems, our ability to compete, competing technologies, equipment and software developments, our ability to modify our towers, our ability to obtain credit facilities on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs and other risks detailed from time to time in Global Signal's SEC reports including its Form 10-K filed on March 31, 2005. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

                              GLOBAL SIGNAL INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands except per share data)

                                                        Three Months Ended March 31,
                                                       ------------------------------
                                                           2005             2004
                                                       -------------    -------------

                                                                  (unaudited)

Revenues                                                  $  54,422        $  43,091
Direct site operating expenses (excluding
depreciation, amortization and accretion)                    16,362           13,646
                                                       -------------    -------------
Gross margin                                                 38,060           29,445
                                                       -------------    -------------
Other expenses:
   Selling, general and administrative (excluding
   non-cash stock-based compensation)                         6,348            6,558
   State franchise, excise and minimum taxes                    174              172
   Depreciation, amortization and accretion                  17,554           12,347
   Non-cash stock based compensation expense                    318            2,604
                                                       -------------    -------------
                                                             24,394           21,681
                                                       -------------    -------------
Operating income                                             13,666            7,764
Interest expense, net                                        10,201            6,091
Loss on early extinguishment of debt                              -            8,449
Other expense (income)                                          (14)               8
                                                       -------------    -------------
Income (loss) from continuing operations before
   income tax benefit (expense)                               3,479           (6,784)
Income tax benefit (expense)                                    525              (11)
                                                       -------------    -------------
Income (loss) from continuing operations                      4,004           (6,795)
Income (loss) from discontinued operations                      (90)              19
                                                       -------------    -------------
Income (loss) before gain on sale of properties               3,914           (6,776)
Gain (loss) on sale of properties                               (18)             142
                                                       -------------    -------------
Net income (loss)                                         $   3,896      $    (6,634)
                                                       =============    =============

Basic income per common share:
   Income (loss) from continuing operations               $    0.08       $    (0.17)
   Income (loss) from discontinued operations                 (0.01)            0.00
   Gain (loss) on sale of properties                          (0.00)            0.01
                                                       -------------    -------------
   Net income (loss)                                      $    0.07       $    (0.16)
                                                       =============    =============

Diluted income (loss) per common share:
   Income (loss) from continuing operations               $    0.07       $   (0.17)
   Income (loss) from discontinued operations                 (0.00)           0.00
   Gain (loss) on sale of properties                          (0.00)           0.01
                                                       -------------    -------------
   Net income (loss)                                      $    0.07       $   (0.16)
                                                       =============    =============

Weighted average number of common shares outstanding
   Basic                                                     52,022           41,058
                                                       =============    =============
   Diluted                                                   53,935           41,058
                                                       =============    =============


                              GLOBAL SIGNAL INC.
                          CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                    March 31,       December 31,
                                                      2005              2004
                                                 ----------------  ----------------
                                                   (unaudited)
                                          Assets

Current assets
     Cash and cash equivalents                         $   7,080         $   5,991
     Other current assets                                 10,558            10,305
     Interest rate swap assets, at fair value             11,742                 -
                                                ----------------  -----------------
       Total current assets                               29,380            16,296

Long-term assets
     Restricted cash                                      78,183            72,854
     Fixed assets, net                                   665,765           636,200
     Intangible assets, net                              171,518           171,647
     Other long-term assets                               26,795            26,372
                                                 ----------------  ----------------
       Total long-term assets                            942,261           907,073
                                                 ----------------  ----------------
Total assets                                          $  971,641        $  923,369
                                                 ================  ================

                     Liabilities and Stockholders' Equity

Current liabilities
     Other current liabilities                        $   52,016        $   50,298
     Current portion of long-term debt                    60,388             8,268
                                                 ----------------  ----------------
       Total current liabilities                         112,404            58,566

Long-term debt                                           696,670           698,652
Other liabilities                                         13,766            12,954
                                                 ----------------  ----------------
Total liabilities                                        822,840           770,172
                                                 ----------------  ----------------
Total stockholders' equity                               148,801           153,197
                                                 ----------------  ----------------

Total liabilities & stockholders' equity              $  971,641        $  923,369
                                                 ================  ================

We define Adjusted EBITDA as net income before interest, income tax expense (benefit), depreciation, amortization and accretion, loss on early extinguishment of debt and non-cash stock-based compensation expense. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States, or "GAAP."

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance for the following reasons:

   o it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;

   o it is widely used in the wireless tower industry to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and

   o we believe it helps investors to meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.


                                                                     Three Months Ended March 31,
                                                               ------------------------------------------
(in thousands)                                                        2005                  2004
                                                               --------------------  --------------------

                                                                              (unaudited)

Net income (loss)                                                       $    3,896          $    (6,634)
Depreciation, amortization and accretion(1)                                 17,558                12,351
Interest, net                                                               10,201                 6,091
Income tax expense (benefit)                                                  (525)                   11
Loss on early extinguishment of debt                                             -                 8,449
Non-cash stock-based compensation expense                                      318                 2,604
                                                               --------------------  --------------------
Adjusted EBITDA                                                        $    31,448           $    22,872
                                                               ====================  ====================

Supplemental information:
Straight-line rent revenue                                               $     865             $     643
Straight-line ground rent expense                                            1,054                   576
Shares used for per diluted common share calculation                        53,935                44,475


(1) Depreciation, amortization and accretion includes $17,554 and $12,347 for the three months ended
March 31, 2005 and 2004, respectively, related to continuing operations, and $4 and $4 for the three months ended March 31, 2005 and 2004, respectively, related to discontinued operations.


Our management uses Adjusted EBITDA:

   o in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;

   o for planning purposes, including the preparation of our annual operating budget;

   o for compensation purposes, including as the basis for annual incentive bonuses for certain employees;

   o as a valuation measure in strategic analyses in connection with the purchase and sale of assets;

   o with respect to compliance with our credit facilities, which require us to maintain certain financial ratios based on Consolidated EBITDA which is equivalent to Adjusted EBITDA except that Consolidated EBITDA (i) annualizes the Adjusted EBITDA contributed from newly acquired towers until such towers have been owned for twelve months and (ii) excludes asset impairment charges, gains or losses on the disposition of fixed assets, extraordinary gains or losses, gains or losses on foreign currency exchange and certain other non-cash charges; and

   o as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, which directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

We believe Adjusted Funds From Operations, or Adjusted FFO, is an appropriate measure of the performance of REITs because it provides investors with an understanding of our ability to incur and service debt and make capital expenditures. Adjusted FFO, for our purposes, represents net income available for common stockholders (computed in accordance with GAAP), excluding gains (or losses) on the disposition of real estate assets, real estate depreciation amortization and accretion, loss on early extinguishment of debt and non-cash stock-based compensation expense.

Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, Adjusted FFO may not be comparable to similarly titled measurements employed by other companies.


                                                                        Three Months Ended March 31,
                                                                  ------------------------------------------
(in thousands)                                                           2005                  2004
                                                                  --------------------  --------------------
                                                                      (unaudited)
Net income (loss)                                                          $    3,896          $    (6,634)
Real estate depreciation, amortization and accretion                           17,135                11,921
(Gain) loss on sale of properties(1)                                               24                 (205)
Loss on early extinguishment of debt                                                -                 8,449
Non-cash stock based compensation expense                                         318                 2,604
                                                                  --------------------  --------------------
Adjusted funds from operations                                            $    21,373           $    16,135
                                                                  ====================  ====================

Supplemental information:
Straight-line rent revenue                                                  $     865             $     643
Straight-line ground rent expense                                               1,054                   576
Shares used for per diluted common share calculation                           53,935                44,475

(1) (Gain) loss on sale of properties includes $18 and ($142) for the three months ended March 31, 2005 and 2004, respectively, related to continuing operations; and $6 and ($63) for the three months ended
March 31, 2005 and 2004, respectively, related to discontinued operations.



Our management uses Adjusted FFO:

   o  in monthly management reports;

   o to provide a measure of our REIT operating performance that can be compared to other companies using an accepted REIT industry-wide measurement; and

   o  as an important supplemental measure of operating performance.

Supplemental Unaudited Financial Information

For the months of March 2005 and March 2004 our revenue mix for the primary technology categories was as follows:


                 Revenue Percentage by Tenant Technology Type
                                 (unaudited)


                           Percent of Revenues for the
                         -------------------------------
                             Month of    Month of
Technology Type             March 2005  March 2004
--------------------------  ---------- -----------
Telephony                      52.9%      41.4%
Mobile radio                   21.2       25.0
Paging                         17.3       21.6
Broadcast                       6.2        7.3
Wireless data and other         2.5        4.7
                           ---------    --------
Total                         100.0%     100.0%
                           =========    ========


Capital expenditures, excluding acquisitions of towers, for the three months ended March 31, 2005 and 2004 were as follows:


                                                                        Three Months Ended March 31,
                                                                  ------------------------------------------
(in thousands)                                                           2005                  2004
                                                                  --------------------  --------------------
                                                                      (unaudited)
Maintenance                                                                $    1,015             $     566
EBITDA enhancing(1)                                                             1,305                   973
Corporate(2)                                                                      857                 1,949
                                                                  --------------------  --------------------
Total capital expenditure                                                  $    3,177            $    3,488
                                                                  ====================  ====================

(1) EBITDA enhancing capital expenditures generally represent tower improvements to accommodate additional tenants or equipment.
(2) Includes financing of computer equipment and software under capital lease agreements of $243 and $975, for the three months ended March 31, 2005 and 2004, respectively.







Tower portfolio activity from December 31, 2004 to March 31, 2005 was as follows:

                           Tower Portfolio Activity
                                  (unaudited)

No. of Communication Sites          Owned         Managed         Total
------------------------------   -----------    -----------   -------------
As of December 31, 2004               3,253          807           4,060
Acquisitions                             94            1              95
Dispositions and transfers to
  held for sale                         (32)           -             (32)
As of March 31, 2005                  3,315          808           4,123
                                   =========     ========        ==========